Exhibit 10.1

COMPENSATION OF EXECUTIVE OFFICERS OF NITROMED, INC.

As of January 19, 2006, the following sets forth the compensation of the executive officers of NitroMed, Inc.:

EXECUTIVE OFFICER	2006 ANNUAL SALARY	2005 BONUS

Michael D. Loberg, Ph.D. President and Chief Executive Officer	$361,328	$85,000

Manuel Worcel, M.D.(1) Medical and Scientific Advisor	$—	$49,000

L. Gordon Letts, Ph.D. Chief Scientific Officer and Senior Vice President, Research and Development	$270,218	$45,400

Lawrence E. Bloch, M.D., J.D. Chief Financial Officer and Chief Business Officer	$279,734	$67,173

Mark H. Pavao Senior Vice President of Sales and Marketing	$265,850	$54,320

Lisa Kelly(2) Vice President, Human Resources	$210,700	$—

Michael L. Sabolinski(3) Chief Medical Officer	$270,105	$—

Jane Kramer Vice President, Corporate Communications	$212,800	$12,250

(1)                                  Dr. Worcel ceased to serve as an executive officer of NitroMed on January 5, 2006.

(2)                                  Ms. Kelly became an executive officer of NitroMed on January 6, 2006.

(3)                                  Mr. Sabolinski became an executive officer of NitroMed on January 6, 2006.

In addition, each of NitroMed, Inc.’s executive officers is eligible to participate in NitroMed’s 2003 Amended and Restated Stock Incentive Plan and any successor plan.